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                    [MILBANK, TWEED HADLEY & MCCLOY Letterhead]




October 31, 1997


Consolidated Edison, Inc.
4 Irving Place
New York, N.Y. 10003

Ladies and Gentlemen:

      We have acted as counsel for Consolidated Edison, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-4, including a Proxy Statement and Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to up to 235,595,561 shares of common shares, $.10 per value, of the Company (the "Shares") which are proposed to be issued by the Company in connection with the share exchange contemplated by that certain Agreement and Plan of Exchange between the Company and Consolidated Edison of New York, Inc., dated as of October 28, 1997 (the "Plan of Exchange").

      In rendering the opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of all such records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and such other documents, as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed and have not verified that the signatures on all documents which we have examined are genuine, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

      Based on the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that the

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Shares will be legally issued,fully paid and non-assessable upon:

       1. the filing with the New York State Department of State of the Restated Certificate of Incorporation of the Company substantially in the form described in the Proxy Statement and Prospectus included in the Registration Statement;

       2.    the issuance of the Shares by the Company as  contemplated in the
         Proxy   Statement  and  Prospectus   included  in  the   Registration
         Statement and the Plan of Exchange;

       3. the execution of the Shares by proper officers of the Company and, the authentication of the Shares by the transfer agent and registrar for the Shares; and

       4. the delivery of the Shares to persons entitled thereto pursuant to the Plan of Exchange in accordance with the terms thereof.

            We express no opinion other than as to the federal laws of the United States of America and the law of the State of New York.

            We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Proxy Statement and Prospectus included in the Registration Statement.

                                          Very truly yours,


                                        MILBANK, TWEED, HADLEY & MCCLOY